Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 2-58577 and No. 333-84815) pertaining to the Spectrum Investment Savings Plan of Cooper Tire & Rubber Company of our report dated June 3, 2005, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Spectrum Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Toledo, Ohio	/s/ Ernst & Young LLP

June 24, 2005	Ernst & Young LLP